Exhibit 99.1
Ark Restaurants Announces Financial Results for the
First Quarter of 2020

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - February 10, 2020 -- Ark Restaurants Corp. (Nasdaq:ARKR) today reported financial results for the first quarter ended December 28, 2019.
Total revenues for the 13-weeks ended December 28, 2019 were $43,514,000 versus $40,548,000 for the 13-weeks ended December 29, 2018. The 13-weeks ended December 28, 2019 includes revenues of $2,422,000 related to JB’s on the Beach in Deerfield Beach, FL which was acquired on May 15, 2019. The 13-weeks ended December 29, 2018 includes revenues of $839,000 related to Durgin-Park which was closed on January 12, 2019.
Company-wide same store sales increased 3.5% for the 13-weeks ended December 28, 2019 as compared to the same period of last year.
The Company’s EBITDA from restaurant operations for the 13-weeks ended December 28, 2019, adjusted for non-controlling interests and non-cash stock option expense was $3,485,000 versus EBITDA from restaurant operations adjusted for non-controlling interests, non-cash stock option expense and losses incurred on the closure of Durgin-Park (discussed below) of $2,543,000 during the same 13-week period of last year. Net income for the 13-weeks ended December 28, 2019 was $1,513,000 or $0.43 per basic and diluted share, compared to a net loss of ($62,000) or ($0.02) per basic and diluted share, for the same 13-week period in the prior year.
As of December 29, 2018, the Company determined that it would not be able to operate Durgin-Park profitably due to decreased traffic at the Faneuil Hall Marketplace in Boston, MA, where it was located, and rising labor costs. As a result, included in the Consolidated Statement of Operations for the 13-weeks ended December 29, 2018 are losses on closure in the amount of $1,067,000 consisting of: (i) impairment of trademarks of $721,000, (ii) accelerated depreciation of fixed assets of $333,000, and (iii) write-offs of prepaid and other expenses of $13,000. The restaurant was closed on January 12, 2019.
The Company adopted the new lease accounting standards on September 29, 2019 (the first day of fiscal year 2020) which requires us to recognize assets and liabilities for leases with lease terms of more than twelve months on our balance sheet. We used a modified retrospective approach and therefore did not restate comparative periods for those lease contracts for which we have taken possession of the property as of September 28, 2019. Accordingly, prior period amounts were not revised and continue to be reported in accordance with the accounting standards then in effect. As a result of the adoption of this standard, we recorded right-of-use assets of $62,330,000 and lease liabilities related to our real estate operating leases of $63,943,000. The adoption of this standard did not materially impact retained earnings or our Consolidated Condensed Statement of Operations and had no impact on cash flows.
Ark Restaurants owns and operates 20 restaurants and bars, 17 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C, Las Vegas, Nevada and the gulf coast of Alabama. Five restaurants are located in New York City, two are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, three are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operation at the Foxwoods Resort Casino in Connecticut consists of one fast food concept. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach and JB’s on the Beach in Deerfield Beach, and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and

Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13-week periods ended December 28, 2019 and December 29, 2018 (Unaudited)
(In Thousands, Except per share amounts)

	13 Weeks Ended December 28, 2019	13 Weeks Ended December 29, 2018

TOTAL REVENUES	$43,514	$40,548
COSTS AND EXPENSES:
Food and beverage cost of sales	10,940	10,476
Payroll expenses	15,122	14,105
Occupancy expenses	5,439	5,005
Other operating costs and expenses	5,328	4,975
General and administrative expenses	3,054	3,409
Depreciation and amortization	1,195	1,206
Total costs and expenses	41,078	39,176
RESTAURANT OPERATING INCOME	2,436	1,372
Loss on closure of Durgin-Park	—	(1,067)
OPERATING INCOME	2,436	305
OTHER (INCOME) EXPENSE:
Interest expense, net	446	297
Total other expense, net	446	297
INCOME BEFORE PROVISION FOR INCOME TAXES	1,990	8
Provision for income taxes	319	23
CONSOLIDATED NET INCOME (LOSS)	1,671	(15)
Net income attributable to non-controlling interests	(158)	(47)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$1,513	$(62)

NET INCOME (LOSS) PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.43	$(0.02)
Diluted	$0.43	$(0.02)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,499	3,474
Diluted	3,541	3,474

EBITDA Reconciliation:
Restaurant operating income	$2,436	$1,372
Interest expense, net	(446)	(297)
Loss on closure of Durgin-Park	—	(1,067)
Income before provision for income taxes	1,990	8
Depreciation and amortization	1,195	1,206
Interest expense, net	446	297
EBITDA (a)	$3,631	$1,511
EBITDA adjusted for non-controlling interests, non-cash stock option expense and loss on closure of Durgin-Park:
EBITDA (as defined) (a)	$3,631	$1,511
Net income attributable to non-controlling interests	(158)	(47)
Non-cash stock option expense	12	12
Loss closure of Durgin-Park	—	1,067
EBITDA from restaurant operations, as adjusted	$3,485	$2,543

(a)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, income before provision for income taxes, is included above.